Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-885-2461
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Reports Second Quarter 2020 Results; Announces Agreement to Terminate the Asset Management Agreement between AAMC and Front Yard Residential Corporation

CHRISTIANSTED, U.S. Virgin Islands, August 14, 2020 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced financial and operating results for the second quarter of 2020.

AAMC also announced that, on August 13, 2020, it entered into a Termination and Transition Agreement (the “Termination Agreement”) with Front Yard Residential Corporation (“Front Yard”), pursuant to which, following a transition period of not more than 180 days to ensure a smooth internalization and the transfer of certain employees and assets to Front Yard, the Amended and Restated Asset Management Agreement (the “Amended AMA”) with Front Yard will be terminated. As consideration for the termination of the Amended AMA, AAMC will receive (1) a termination fee of approximately $46.0 million, (2) $8.2 million for the transfer of certain assets and subsidiaries of AAMC to Front Yard and (3) continued base management fees through the date that Front Yard delivers written notice to AAMC that the transition has been satisfactorily completed. Of these amounts, AAMC will receive $18.2 million in cash within 2 business days of entering into the Termination Agreement and $36.0 million upon the successful completion of the transition period under the Termination Agreement, of which up to $21.0 million may be paid at the option of Front Yard in either cash or Front Yard common stock. AAMC will retain certain assets, key employees and subsidiaries to continue to build out its asset management businesses focused on the origination and underwriting of short duration construction loans backed by single-family rental homes as well as other new business initiatives. As part of the termination, AAMC has agreed to reinstate George Ellison and Robin Lowe as Co-Chief Executive Officer and Chief Financial Officer, respectively, of AAMC during the transition, and Mr. Ellison has stepped down as Chairman of AAMC’s Board of Directors effective immediately and agreed to resign from the Board of Directors and as Co-Chief Executive Officer of AAMC shortly before the transition is completed.

Second Quarter 2020 Highlights and Recent Developments

•Increased Front Yard's rental revenues to $55.1 million for the second quarter of 2020, up 1.5% over the first quarter of 2020 and up 6.9% year on year.
•Managed continued improvement in Front Yard's operating metrics, yielding its best yet quarterly operational results.
•Advised Front Yard in the sale of 30 non-core homes for a $0.3 million gain over carrying value.
•Negotiated the settlement by Front Yard, at the direction of the board of directors of Front Yard, to terminate the previously announced merger agreement with Amherst Residential, LLC (“Amherst”), providing Front Yard with up to $100 million of additional liquidity.
•Negotiated and executed the Termination Agreement with Front Yard on terms resulting in payments to AAMC of over $54 million plus management fees through the date that Front Yard delivers written notice to AAMC that the transition has been satisfactorily completed.
•Further developed new business opportunities for AAMC, targeting market dislocation opportunities.
•Secured a firm, non-binding commitment of a $20.0 million investment from a strategic investor for a fund formed by AAMC focused on, among other things, the origination and underwriting of short duration construction loans for the single-family rental market.

“We are pleased by the continued improved and strong operational performance of Front Yard in the second quarter under our management,” stated Indroneel Chatterjee, Co-Chief Executive Officer. “We also have made continued progress in the design, development and organization of new business opportunities for AAMC, as we are targeting market dislocation in real estate-backed loans and fixed income bonds, mortgage-related securities, government-sponsored mortgage and construction loans and mortgage servicing rights. The Termination Agreement with Front Yard, which is on terms favorable to both AAMC and Front Yard stockholders and allows AAMC to reduce the operating costs associated with providing services to Front Yard under the Amended AMA following the transition period, and the $20.0 million firm investment commitment in our new fund mark significant milestones for our company.”

Second Quarter 2020 Financial Results

AAMC’s net loss for the second quarter of 2020 was $7.8 million, or $4.81 per diluted common share, which included a $(5.3) million change in the fair value of its shares of Front Yard common stock, compared to net income of $3.3 million, or $1.81 per diluted common share, which included a $4.8 million change in the fair value of its shares of Front Yard common stock, for the second quarter of 2019.

AAMC's net loss for the six months ended June 30, 2020 was $11.6 million, or $7.17 per diluted common share, which included a $(5.9) million change in the fair value of its shares of Front Yard common stock, compared to net income of $2.4 million, or $1.34 per diluted common share, which included a $5.7 million change in the fair value of its shares of Front Yard common stock, for the six months ended June 30, 2019.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Additional details on the Termination Agreement can be found in the Company’s Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) and, when available, will be viewable on the SEC’s website (www.sec.gov).

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC's ability to implement its business strategy and the business strategy of Front Yard; risks associated with the termination of AAMC's asset management agreement with Front Yard, including the potential effects that the termination can have on our new business initiatives, results of operations and financial condition; AAMC’s ability to successfully complete the transition period under the Termination Agreement; AAMC's ability to retain key employees; AAMC's ability to develop and implement new businesses or, to the extent such businesses are developed, its ability to make them successful or sustain the performance of any such businesses; AAMC's ability to retain and maintain its strategic relationships; AAMC's ability to obtain additional asset management clients; the potential for the COVID-19 pandemic to adversely affect AAMC's business, financial position, operations, business prospects, customers, employees and third-party service providers; AAMC's ability to effectively compete with its competitors; Front Yard's ability to complete future or pending transactions, which could affect AAMC's management fees; the failure of AAMC's service providers to effectively perform their obligations under their agreements with AAMC; AAMC's ability to integrate newly acquired rental assets into Front Yard’s portfolio; AAMC's ability to effectively manage the performance of Front Yard’s internal property manager at the level and/or the cost that it anticipates; developments in the litigations regarding AAMC's redemption obligations under the Certificate of Designations of its Series A Convertible Preferred Stock (the “Series A Shares”), including AAMC's ability to obtain declaratory relief confirming that AAMC was not obligated to redeem any of the Series A Shares on the March 15, 2020 redemption date since AAMC did not have funds legally available to redeem all, but not less than all, of the Series A Shares requested to be redeemed on that redemption date; AAMC's failure to maintain Front Yard’s qualification as a REIT; general economic and market conditions; governmental regulations, taxes and policies and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Revenues:
Management fees from Front Yard	$3,584	$3,556	$7,168	$7,102
Conversion fees from Front Yard	—	—	—	29
Expense reimbursements from Front Yard	713	342	1,081	670
Total revenues	4,297	3,898	8,249	7,801
Expenses:
Salaries and employee benefits	4,826	4,238	9,370	8,656
Legal and professional fees	1,805	1,356	3,339	1,698
General and administrative	892	880	1,987	1,919
Total expenses	7,523	6,474	14,696	12,273
Other (loss) income:
Change in fair value of Front Yard common stock	(5,279)	4,792	(5,913)	5,669
Dividend income on Front Yard common stock	—	243	244	487
Other income	17	49	54	53
Total other (loss) income	(5,262)	5,084	(5,615)	6,209
Net (loss) income before income taxes	(8,488)	2,508	(12,062)	1,737
Income tax benefit	(653)	(781)	(470)	(712)
Net (loss) income	(7,835)	3,289	(11,592)	2,449
Amortization of preferred stock issuance costs	—	(52)	(42)	(103)
Net (loss) income attributable to common stockholders	$(7,835)	$3,237	$(11,634)	$2,346

(Loss) earnings per share of common stock – basic:
(Loss) earnings per basic common share	$(4.81)	$2.04	$(7.17)	$1.48
Weighted average common stock outstanding – basic	1,629,285	1,589,492	1,622,497	1,585,775

(Loss) earnings per share of common stock – diluted:
(Loss) earnings per diluted common share	$(4.81)	$1.81	$(7.17)	$1.34
Weighted average common stock outstanding – diluted	1,629,285	1,820,244	1,622,497	1,830,263

Altisource Asset Management Corporation
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	June 30, 2020	December 31, 2019
	(unaudited)
Current assets:
Cash and cash equivalents	$15,845	$19,965
Short-term investments	—	517
Front Yard common stock, at fair value	14,133	20,046
Receivable from Front Yard	3,886	5,014
Prepaid expenses and other assets	2,328	1,609
Total current assets	36,192	47,151

Non-current assets:
Right-of-use lease assets	4,070	4,339
Other non-current assets	1,980	1,758
Total non-current assets	6,050	6,097
Total assets	$42,242	$53,248

Current liabilities:
Accrued salaries and employee benefits	$5,577	$5,407
Accounts payable and accrued liabilities	1,380	1,328
Short-term lease liabilities	280	265
Total current liabilities	7,237	7,000
Long-term lease liabilities	3,972	4,218
Total liabilities	11,209	11,218

Commitments and contingencies	—	—

Redeemable preferred stock:
Preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019; redemption value $250,000	250,000	249,958

Stockholders' deficit:
Common stock, $0.01 par value, 5,000,000 authorized shares; 2,942,597 and 1,632,117 shares issued and outstanding, respectively, as of June 30, 2020 and 2,897,177 and 1,598,512 shares issued and outstanding, respectively, as of December 31, 2019	29	29
Additional paid-in capital	45,530	44,646
Retained earnings	12,028	23,662
Accumulated other comprehensive loss	(126)	(33)
Treasury stock, at cost, 1,310,480 shares as of June 30, 2020 and 1,298,665 shares as of December 31, 2019	(276,428)	(276,232)
Total stockholders' deficit	(218,967)	(207,928)
Total liabilities and equity	$42,242	$53,248